UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2026

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 23, 2026, the Company effectuated a 1-for-100 reverse stock split. On April 6, 2026, in connection with the round lot share rounding associated with the reverse stock split, the Company issued 3,218,299 shares of common stock to CEDE & Co. for distribution to stockholders effected by the rounding.

The Company currently has 3,451,665 shares of common stock issued and outstanding.

All of the above-described issuances (if any) were exempt from registration pursuant to Section 4(a)(2), and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on March 23, 2026, the Company received an additional deficiency letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the March 23, 2026 1-for-100 reverse stock split, the Company has a post reverse stock split publicly shares number of approximately 247,279. As a result, the Company did not comply with the minimum 500,000 Publicly Held Shares requirement for continued inclusion set forth in Listing Rule 5550(a)(4). In addition, Staff noted that under Listing Rule 5810(c)(3)(A), the Company will remain non-compliant with both the minimum $1 bid price requirement until the Publicly Held shares deficiency is cured and, thereafter, the Company meets the bid price standard for a minimum of 10 consecutive business days, unless Staff exercises its discretion to extend this 10 day period as discussed in Rule 5810(c)(3)(H).

Nasdaq further stated in the same March 23, 2026 Additional Staff Determination Letter that, in addition to the Additional Staff Delist Determination, Nasdaq placed trading in the Company’s securities in a Qualification Halt under Listing Rule 4120(i) effective March 23, 2026, and that Nasdaq determined the Qualification Halt will remain in place at least until the Company regains compliance with the Publicly Held Shares requirement for continued inclusion set forth in Listing Rule 5550(a)(4).

As disclosed in Item 3.02 above, on April 6, 2026, in connection with the round lot share rounding associated with the March 23, 2026 reverse stock split, the Company issued 3,218,299 shares of common stock to CEDE & Co. for distribution to stockholders effected by the rounding. The Company believes this issuance cures the Nasdaq deficiency for the Publicly Held Shares requirement for continued inclusion set forth in Listing Rule 5550(a)(4).

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: April 9, 2026	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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